                                                                    EXHIBIT 11.1

CENFED FINANCIAL CORPORATION
COMPUTATION OF EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 1996


                                                                            PRIMARY          FULLY-DILUTED
                                                                             BASIS               BASIS
                                                                        ----------------   -----------------
 A   Average Common Shares Outstanding . . . . . . . . . . . . . . . .       5,016,728           5,016,728
                                                                        ----------------   -----------------
     Common Stock Equivalents:
 B        Average Stock Options Outstanding  . . . . . . . . . . . . .         622,675             622,675
 C        Average Option Exercise Price  . . . . . . . . . . . . . . .          $10.62              $10.62
                                                                        ----------------   -----------------
 D             Exercise Proceeds (B x C) . . . . . . . . . . . . . . .      $6,612,808          $6,612,808
                                                                        ----------------   -----------------
 E        Market Price in Period or at End of Period   . . . . . . . .          $21.64              $22.73
                                                                        ----------------   -----------------
 F        Shares Repurchased Using Exercise Proceeds (D / E) . . . . .         305,583             290,929
                                                                        ----------------   -----------------
 G   Increase in Common Shares (B - F) . . . . . . . . . . . . . . . .         317,092             331,746

 H   Unallocated Shares in Employee Stock Ownership Plan Trust . . . .         146,417             146,417
                                                                        ----------------   -----------------
 I   Shares Outstanding and Equivalents (A + G - H)  . . . . . . . . .       5,187,403           5,202,057
                                                                        ================   =================

 J   Net Earnings for Period . . . . . . . . . . . . . . . . . . . . .      $4,286,000          $4,286,000
                                                                        ================   =================

     Earnings per Share (J / I)  . . . . . . . . . . . . . . . . . . .           $0.83               $0.82
                                                                        ================   =================

     Market Price at March 31, 1996  . . . . . . . . . . . . . . . . .                              $22.73
                                                                                           =================